CERTIFICATE OF FORMATION

                                       OF

                    INTERACTIVE VOICE MEDIA PENNSYLVANIA LLC

      (Under Section 18-201 of the Delaware Limited Liability Company Act)


        1. The name of the limited liability company is: INTERACTIVE VOICE MEDIA PENNSYLVANIA L.L.C.

     2. The address of its registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of INTERACTIVE VOICE MEDIA PENNSYLVANIA LLC this 3rd day of July, 1998.



                                            /s/ Candace Lynn Bell
                                            ------------------------------------
                                            Candace Lynn Bell, Authorized Person

                              CERTIFICATE OF MERGER
                                       of
                          INTERACTIVE MEDIA (PA) CORP.,
                           a Pennsylvania corporation;

                       INTERACTIVE VOICE MEDIA (PA) CORP.,
                           a Pennsylvania corporation;

                                      into

                    INTERACTIVE VOICE MEDIA PENNSYLVANIA LLC,
                      a Delaware Limited Liability Company,
                    authorized to do business in Pennsylvania
   (pursuant to Sections 18-209 of the Delaware Limited Liability Company Act)



     The undersigned does hereby certify as follows:


     1. The name and jurisdiction of formation or organization of the domestic limited liability company and the other business entities to the merger are as follows:

--------------------------------------------------------------------------------
                          Name                  Form of Entity   Jurisdiction of
                                                                  Formation or
                                                                  Organization
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Interactive Media (PA) Corp.,                   Corporation      Pennsylvania
--------------------------------------------------------------------------------
 Interactive Voice Media (PA) Corp.              Corporation      Pennsylvania
--------------------------------------------------------------------------------
 Interactive Voice Media Pennsylvania LLC     limited liability    Delaware
                                                   company
--------------------------------------------------------------------------------



     2. An agreement of merger has been approved, adopted, certified, executed and acknowledged by the domestic limited liability company and each other business entity in accordance with Section 18-209(c)(2) of the Delaware Limited Liability Company Act.

     3. The name of the surviving domestic limited liability company is Interactive Voice Media Pennsylvania LLC (the "Surviving Entity").

     4. The effective date of the merger shall be July 31, 1998 at 5:00pm Eastern Standard Time.

     5. The executed agreement of merger is on file at the principal place of business of the Surviving Entity and the address of the principal place of business of the Surviving Entity is One Penn Centre, 1617 JFK Boulevard, Suite 805, Philadelphia, Pennsylvania 19103.

     6. A copy of the agreement of merger will be furnished by the Surviving Entity, on request and without cost, to any shareholder of Interactive Media
(PA) Corp., and Interactive Voice Media (PA) Corp.; or any member of the Surviving Entity.

     IN WITNESS WHEREOF, the undersigned have hereunto executed this Certificate of Merger this 30th day of July, 1998.

                                      Interactive Voice Media Pennsylvania LLC, a Delaware Limited Liability Company

(Limited Liability Company Seal)

                                      By: /s/ Nicholas Paine
                                         --------------------------------------
                                         Nicholas Paine, Chief Executive Officer
                                         and Manager


Attest:


/s/ Ron Duke
------------------------------
Ron Duke, Secretary